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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14-A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )



Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )      Preliminary Proxy Statement        ( )      Confidential, for use
                                                     of the Commission Only
                                                     (as permitted by Rule
                                                      14(a)-6(6)(2)
(X)      Definitive Proxy Statement
( )      Definitive Additional Materials
( )      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                     SEACOAST BANKING CORPORATION OF FLORIDA
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (check the appropriate box):

(X)      No fee required

( )      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

( )      Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule, or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

Seacoast
BANKING CORPORATION OF FLORIDA


March 14, 2001


TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), which will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 19, 2001, at 3:00 P.M., Local Time (the "Meeting").

         At the Meeting, you will be asked to consider and vote upon the (i) reelection of 10 directors to serve until the Annual Meeting of Shareholders in 2002 and until their successors have been elected and qualified, and (ii) ratification of the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2001.

         Enclosed are the Notice of Meeting, Proxy Statement, Proxy and our 2000 Annual Report to Shareholders (the "Annual Report"). We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

         We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 2000, and we encourage you to review carefully our Annual Report.

         If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

                                         Sincerely,

                                         /s/ Dennis S. Hudson, III

                                         Dennis S. Hudson, III
                                         President & Chief Executive Officer

                     SEACOAST BANKING CORPORATION OF FLORIDA
                               815 Colorado Avenue
                              Stuart, Florida 34994

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 2001


         Notice is hereby given that the 2001 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 19, 2001, at 3:00 P.M., Local Time (the "Meeting"), for the following purposes:

         1. Elect Directors. To consider and vote upon the reelection of 10 directors to serve until the Annual Meeting of Shareholders in 2002 and until their successors have been elected and qualified.

         2. Ratify Auditors. To ratify the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2001.

         3. Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 7, 2001, are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

                         By Order of the Board of Directors

                         /s/ Dennis S. Hudson, III

                         Dennis S. Hudson,  III
                         President & Chief Executive Officer

March 14, 2001

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO SEACOAST IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

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                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                   OF SEACOAST BANKING CORPORATION OF FLORIDA
                                 April 19, 2001

                                  INTRODUCTION


General

         This Proxy Statement is being furnished to the shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), a Florida corporation, in connection with the solicitation of proxies by Seacoast's Board of Directors from holders of Seacoast's Class A common stock ("Class A Common Stock") and its Class B common stock ("Class B Common Stock", and, collectively with the Class A Common Stock, "Common Stock"), for use at the 2001 Annual Meeting of Shareholders of Seacoast to be held on April 19, 2001, and at any adjournments or postponements thereof (the "Meeting"). Unless otherwise clearly specified, the terms "Company" and "Seacoast" include the Company and its subsidiaries.

         The Meeting is being held to consider and vote upon the (i) reelection of 10 directors to serve until the Annual Meeting of Shareholders in 2002 and until their successors have been elected and qualified; and (ii) ratification of the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2001.

         Seacoast's Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

         The 2000 Annual Report to Shareholders ("Annual Report"), including financial statements for the fiscal year ended December 31, 2000, accompanies this Proxy Statement. These materials are first being mailed to the shareholders of Seacoast on or about March 14, 2001.

         The principal executive offices of Seacoast are located at 815 Colorado Avenue, Stuart, Florida 34994, and its telephone number is (561) 287-4000.

Record Date, Solicitation and Revocability of Proxies

         The Board of Directors of Seacoast has fixed the close of business on March 7, 2001 as the record date ("Record Date") for determining the shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were 4,348,494 shares of Class A Common Stock issued and outstanding, which were held by approximately 915 holders of record, and 358,710 shares of Class B Common Stock issued and outstanding, which were held by approximately 65 holders of record. See "Principal Shareholders."

         Holders of record of Class A Common Stock are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. Holders of Class B Common Stock are entitled to 10 votes per share on each matter to be considered and voted upon at the Meeting.

         The Company's Articles of Incorporation also provide that, except as otherwise required by law or by the Articles of Incorporation, holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters. As a result of the ten-to-one voting preference accorded by the Articles of Incorporation to shares of Class B Common Stock, as of the Record Date, there were 7,935,594 votes entitled to be cast by the holders of the outstanding Common Stock, with the holders of the Class A Common Stock entitled to cast 4,348,494 votes, or 54.80% of the votes entitled to be cast on matters for which the holders of both classes of Common Stock vote together as a single class. See "Proposal One - Election Of Directors - Management Stock Ownership" and "Principal Shareholders."

         In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. A plurality of the votes cast by the shares entitled to vote in the election is required for the reelection of the directors pursuant to Proposal One. Consequently, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval.

         The proposal to ratify Arthur Andersen LLP as independent auditors pursuant to Proposal Two will be approved if the votes cast by the holders of the shares of Common Stock exceed the votes cast in opposition to this proposal. Therefore, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval.

         Shares of Common Stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR THE REELECTION OF ALL 10 NAMED NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

         A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Secretary of Seacoast, (ii) properly submitting to Seacoast a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994,
Attention: Dennis S. Hudson III, President & Chief Executive Officer.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

         The Meeting is being held to reelect 10 directors of Seacoast to serve a one-year term of office expiring at the 2002 Annual Meeting of Shareholders and until their successors have been elected and qualified. All of the nominees are presently directors of Seacoast. Seven of the nominees have served as directors of Seacoast since its inception in 1983. Dennis S. Hudson, III was first elected as a director in 1984, and Christopher E. Fogal and Jeffrey S. Furst were elected to the Board in 1997 following the acquisition of Port St. Lucie National Bank Holding Corporation. All of the nominees also serve as directors of Seacoast's banking subsidiary, First National Bank and Trust Company of the Treasure Coast (the "Bank"). The members of the Boards of Directors of the Bank and the Company are the same except for Stephen E. Bohner,
T. Michael Crook, Marian B. Monroe and A. Douglas Gilbert, who are members of the Bank's Board only.

         All shares represented by valid Proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the election of each of the 10 nominees listed below. Although all nominees are expected to serve if elected, if any nominee is unable to serve, the persons designated as Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast's Board of Directors acting as the Nominating Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (ten persons). Cumulative voting is not permitted.

         The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present, is required for the reelection of the directors listed below.

         THE NOMINEES HAVE BEEN NOMINATED BY SEACOAST'S BOARD OF DIRECTORS AND THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE REELECTION OF ALL 10 NOMINEES LISTED BELOW.

         The following table sets forth the name and age of each nominee and each executive officer of the Company who is not a director or nominee, the year in which he was first elected a director or executive officer, as the case may be, a description of his position and offices with Seacoast or the Bank, a brief description of his principal occupation and business experience, and the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by him as of March 7, 2001. See "Information About the Board of Directors and Its Committees."


       Name, Age and Year                                                      Shares of Common Stock Beneficially
        First Elected or                                                          Owned and Percentage of Common
      Appointed a Director                                                               Stock Outstanding(l)
      or Executive Officer                Information About Nominee


                                                                                   Class A                 Class B
                                                                                ---------------         -------------

Nominees:


Jeffrey C. Bruner (50)             Mr.  Bruner  has  been a  self-employed        7,140  (2)(4)           90  (3)(4)
1983                                 real   estate   investor  in  Stuart,
                                     Florida since 1972.




           Name, Age and Year          Shares of Common Stock Beneficially
            First Elected or                                                         Owned and Percentage of Common
          Appointed a Director                                                             Stock Outstanding(l)
          Or Executive Officer                Information About Nominee
          --------------------                -------------------------              Class A              Class B
                                                                                ----------------      --------------


John H. Crane (71)                 Mr.  Crane is  retired,  but  served as        9,969  (4)(5)           --
1983                                 Vice  President of C&W Fish  Company,
                                     Inc.,   a   fish   processing   plant
                                     located in the Stuart,  Florida area,
                                     from  1982  through   2000.  He  also
                                     served  as   President  of  Krauss  &
                                     Crane,     Inc.,     an    electrical
                                     contracting  firm  located in Stuart,
                                     Florida, from 1957 through 1997.

Evans Crary, Jr. (71)              Mr.  Crary  is a  retired  partner  of        4,597  (4)           1,665  (4)
1983                                 Crary,   Buchanan,    Bowdish,   Bovie,
                                     Beres,   Negron  &  Thomas,   Chartered
                                     (Crary-Buchanan),  a law  firm  located
                                     in  Stuart,   Florida.  Mr.  Crary  has
                                     practiced   law  in  Stuart,   Florida,
                                     since 1952.

Christopher E. Fogal (49)          Mr. Fogal, a certified public accountant,     6,678  (4)(6)           --
1997                                 has  been a managing partner of Fogal,
                                     Lynch, Johnson & Long, a public accounting
                                     firm, since 1979.

Jeffrey S. Furst (56)              Mr.   Furst   was   elected    Property      48,014  (7)              --
1997                                 Appraiser   for  St.  Lucie   County,        1.10%
                                     Florida  in 2000.  He has been a real
                                     estate   broker  since  1973  and  is
                                     owner  of Sun  Realty,  Inc.  in Port
                                     St. Lucie, Florida.

Dale M. Hudson (66)                Mr.   Hudson  was  named   Chairman  of      360,707  (9)         144,608  (10)
1983 (8)                             Seacoast in June 1998.  He previously        8.29%               40.31%
                                     served  as  Chief Executive Officer  of
                                     Seacoast from 1992, as President of
                                     Seacoast from 1990, and as Chairman of
                                     the Board of the Bank from September 1992.

Dennis S. Hudson, Jr. (73)         Mr.  Hudson  served as  Chairman of the      293,531  (11)        120,632  (12)
1983 (8)                             Board of  Seacoast  from 1990 to June        6.75%               33.63%
                                     1998, when he retired.

Dennis S. Hudson, III (45)         Mr.  Hudson  was  named  President  and      289,510  (13)        128,810  (14)
1984 (8)                             Chief  Executive  Officer of Seacoast        6.66%               35.91%
                                     in June 1998 and has served as Chief
                                     Executive Officer of the Bank since
                                     1992.  Previously he was Chief Operating
                                     Officer of Seacoast from 1990 and
                                     President of the Bank from 1992.

John R. Santarsiero, Jr. (56)      Mr. Santarsiero is a private investor.         6,387  (4)           1,395  (4)
1983



           Name, Age and Year                                                      Shares of Common Stock Beneficially
            First Elected or                                                         Owned and Percentage of Common
          Appointed a Director                                                                   Stock Outstanding(l)
          Or Executive Officer                Information About Nominee
          --------------------                -------------------------                Class A           Class B
                                                                                -------------------    --------------


Thomas H. Thurlow, Jr. (64)        Mr.  Thurlow  has been an officer and a         3,150  (4)(15)          --
1983 (8)                             director of Thurlow &Thurlow,  P. A.,
                                     a law firm in Stuart,  Florida, since 1981,
                                     and has  practiced  law in Stuart,  Florida
                                     since 1961.

Executive Officers Who Are Not Also Nominees or Directors:


A. Douglas Gilbert (60)            Mr. Gilbert,  Senior Executive Vice President, 47,319   (16)            --
1990                               was named Chief Operating  Officer of Seacoast  1.09%
                                   and  President  of the Bank in June 1998.  Mr.
                                   Gilbert has served as Chief Credit  Officer of
                                   Seacoast   since  July  1990,  and  was  Chief
                                   Banking   Officer  from   September   1992  to
                                   October  1995.  He was named  Chief  Operating
                                   and  Credit  Officer  of the  Bank in  October
                                   1994.

C. William Curtis, Jr. (62)        Mr. Curtis,  Senior  Executive Vice President, 43,843  (17)             --
1995                               has  served  as  Chief   Banking   Officer  of  1.01%
                                   Seacoast and the Bank since October 1995, and
                                   was named  President,  of the  Bank's  Indian
                                   River County operations, in October 1999. Mr.
                                   Curtis  formerly was Area  President of First
                                   Union Bank in Sarasota and Manatee  Counties,
                                   a $970 million banking unit with 21 offices.

William R. Hahl (52)               Mr. Hahl,  Executive Vice  President/  Finance 32,067  (4)(18)          --
1990                               Group,  has  served  as  the  Chief  Financial
                                   Officer of  Seacoast  and the Bank since July
                                   1990.

Nominees and executive                                                           933,611              276,568
     officers as a group                                                          21.47%               77.10%
     (13 persons)
---------------------------------- ---------------------------------------- ------------- --------- ---------- -------


(1)      Information  relating  to  beneficial  ownership  of  Common  Stock  by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.
(2) Includes 180 shares held jointly with Mr. Bruner's wife, 2,150 shares held by Mr. Bruner as custodian for his son, and 4,000 shares held by Mr. Bruner as custodian for his two nephews, as to which shares Mr. Bruner may be deemed to share both voting and investment power.
(3) Includes 90 shares held jointly with Mr. Bruner's wife, as to which shares Mr. Bruner may be deemed to share both voting and investment power.
(4)      Less than 1%.
(5) All 6,969 shares are held jointly with Mr. Crane's wife, as to which shares Mr. Crane may be deemed to share both voting and investment power.
(6) All 6,678 shares are held jointly with Mr. Fogal's wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power.
(7) Includes 6,069 shares held by the trustee for the IRA of Mr. Furst, 29,385 shares held jointly with Mr. Furst's wife, and 200 shares held jointly with Mr. Furst's mother, as to which shares Mr. Furst may be deemed to share both voting and investment power. Also includes 6,449 shares held by Mr. Furst's wife, 1,564 shares held by Mr. Furst's two children, and 1,214 shares held jointly by Mr. Furst's wife and mother-in-law, as to which shares Mr. Furst may be deemed to share both voting and investment power and as to which shares Mr. Furst disclaims beneficial ownership.
(8) Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dale M. Hudson is married to the sister of Thomas H. Thurlow, Jr. Dennis S. Hudson,III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson.
(9) Includes 210,000 shares held by Monroe Partners, Ltd., a family limited partnership ("Monroe Partners") of which Mr. Hudson and his wife, Mary
         T. Hudson, are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partner, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 50% interest in Monroe Partners (105,000 shares). Also includes 41,297 shares held jointly with Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 28,235 shares held by Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(10) Includes 15,000 shares held by Monroe Partners, as to which shares Mr. Hudson may be deemed to share voting and investment power with the other general partner, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 50% interest in Monroe Partners (7,500 shares). Also includes 20,649 shares held jointly with Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 3,960 shares held by Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power and to which Mr. Hudson disclaims beneficial ownership.
(11) Includes 219,301 shares held by Sherwood Partners, Ltd., a family limited partnership ("Sherwood Partners") of which Mr. Hudson, his wife, Anne P. Hudson, and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson, his wife and certain trusts are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his interest in Sherwood Partners. Also includes 47,417 shares held by Mr. Hudson's wife, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(12) Includes 120,632 shares held by Sherwood Partners, as to which shares Mr. Hudson may be deemed to share voting and investment power with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his interest in Sherwood Partners.

(13) Includes 219,301 shares held by Sherwood Partners of which Mr. Hudson and his mother and father, Anne P. Hudson and Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 1% interest in Sherwood Partners and as sole trustee of four grantor trusts that collectively own a 43.8% limited interest in the partnership and of which he is one of four remainder beneficiaries. Also includes 60,700 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(14) Includes 120,632 shares held by Sherwood Partners, as to which Mr. Hudson may be deemed to share voting and investment power with the other general partners, and as to which Mr. Hudson disclaims beneficial ownership, except to the extent of his 1% interest in Sherwood Partners and as sole trustee of four grantor trusts that collectively own a 43.8% limited interest in the partnership and of which he is one of four remainder beneficiaries.
(15) Includes 1,575 shares owned by Mr. Thurlow's wife, as to which shares Mr. Thurlow may be deemed to share voting and investment power.
(16) Includes 6,312 shares held jointly with Mr. Gilbert's wife, as to which shares Mr. Gilbert may be deemed to share voting and investment power. Also includes 200 shares held in Mr. Gilbert's IRA and 37,688 shares that Mr. Gilbert has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(17) Includes 7,067 shares held by Mr. Curtis' wife, as to which shares Mr. Curtis may be deemed to share voting and investment power. Also includes 31,826 shares that Mr. Curtis has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(18) Includes 26,992 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.


Information About the Board of Directors and Its Committees

         The Board of Directors of Seacoast held eight meetings during 2000. Seacoast's Board of Directors has two standing committees: the Salary and Benefits Committee and the Audit Committee, both of which serve the same functions for the Bank. All directors attended at least 75% of the total number of meetings of the Board of Directors and attended at least 75% of the meetings of the Board committees on which they served, except Messrs. Crary, Dennis S. Hudson, Jr. and Santarsiero, who attended one of the two Salary and Benefits Committee meetings held during 2000.

         In addition, the Bank's Board of Directors has the following standing committees: Executive Committee, Investment Committee, Trust Committee and the Directors Loan Committee. Such committees perform those duties customarily performed by similar committees at other financial institutions.

         The Company's Salary and Benefits Committee is comprised of Messrs. Crary (Chairman), Bohner, Bruner, Furst, Dennis S. Hudson, Jr. and Santarsiero. This Committee has the authority to determine the compensation of the Company's and the Bank's executive officers and employees, and administers various of the Company's benefit and incentive plans. This Committee has the power to interpret the provisions of the Company's Profit Sharing Plan, Employee Stock Purchase Plan, the Seacoast Banking Corporation of Florida 1991 Stock Option and Stock Appreciation Right Plan (the "1991 Incentive Plan"), the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan (the "1996 Incentive Plan"), the Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan (the "2000 Incentive Plan"), the Non-Employee Directors Stock Compensation Plan (the "Directors Stock Plan") and the Executive Deferred Compensation Plan (the "Compensation Deferral Plan"). Two meetings were held by this Committee in 2000. See "Salary and Benefits Committee Report."

         The Audit Committee recommends on an annual basis to the Board of Directors a public accounting firm to be engaged as independent auditors for Seacoast for the next fiscal year, reviews the plan for the audit engagement, and reviews financial statements, the internal audit plans and reports financial reporting procedures and reports of regulatory authorities. This Committee periodically reports to the Board of Directors. This Committee is comprised of Messrs. Fogal (Chairman), Crary and Crook and it held four meetings in 2000.

         The entire Board of Directors serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors. While nominees recommended by shareholders may be considered, this Committee has not actively solicited recommendations (nor established any procedures for this purpose). The Board held two meetings in its capacity as the Nominating Committee during 2000.

         Board members who are not executive officers of the Company are paid an annual retainer of $20,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainers, outside Board members receive $600 for each Board meeting attended, $600 for each committee meeting attended and $700 for each committee meeting chaired.

Executive Officers

         Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meetings of shareholders, to serve until the next annual meeting and until successors are chosen and qualified. The table set forth under "PROPOSAL ONE - Election of Directors" lists the nominees for election to the Board of Directors as well as the Named Executive Officers of Seacoast and the Bank who are not nominees to or members of the Board of Directors, their ages and respective offices held by them, the period each such position has been held, a brief account of their business experience for at least the past five years, and the number of shares of Common Stock beneficially owned by each of them on March 7, 2001.

Management Stock Ownership

         As of March 7, 2001, based on available information, all directors and executive officers of Seacoast as a group (13 persons) beneficially owned approximately 776,405 shares of Class A Common Stock, constituting 17.9% of the total number of shares of Class A Common Stock outstanding at that date, and approximately 276,568 shares of Class B Common Stock, constituting 77.1% of the total number of shares of Class B Common Stock outstanding at that date. Seacoast's directors and executive officers beneficially owned, as of that date, shares of Common Stock having 3,542,085 votes, or 44.6% of the total votes represented by Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 76,342 shares, or 1.8% of the issued and outstanding shares, of Seacoast Class A Common Stock, and no shares of Class B Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See "Record Date, Solicitation and Revocability of Proxies" and "Principal Shareholders."


                             EXECUTIVE COMPENSATION

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer and other executive officers, including the four other highly compensated executive officers (collectively, the "Named Executive Officers"). The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

         The following report reflects Seacoast's compensation philosophy as endorsed by the Board of Directors and the Salary and Benefits Committee and resulting actions taken by Seacoast for the reporting periods shown in the various compensation tables supporting the report. The Salary and Benefits Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of Seacoast and its subsidiaries.

Salary and Benefits Committee Report

      General

         During 2000, the Salary and Benefits Committee of the Board of Directors was composed entirely of six members, none of whom were officers or employees of Seacoast or the Bank. The Board of Directors designates the members and Chairman of such committee.

      Compensation Policy

         The policies that govern the Salary and Benefits Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company's shareholders. The Salary and Benefits Committee believes that compensation of executive officers and others should be directly linked to Seacoast's operating performance and that achievement of performance objectives over time is the primary determinant of share price.

         The underlying objectives of the Salary and Benefits Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for Seacoast, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At Seacoast, performance-based executive officer compensation includes: base salary, short-term annual cash incentives, and long-term stock and cash incentives.

      Base Salary and Increases

         In establishing executive officer salaries and increases, the Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Salary and Benefits Committee using performance results documented and measured annually. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with Seacoast's peers and competitors. Seacoast's general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance.

      Short-Term Incentives

         Seacoast's Key Manager Incentive Plan seeks to align short-term cash compensation with individual performance and performance for the shareholders. Funding for this annual incentive plan is dependent on Seacoast first attaining a defined performance threshold for earnings per share. Once this threshold is attained, the Salary and Benefits Committee, using recommendations from the Company's chief executive officer, approves awards to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. As specified in the plan, the payout schedule is designed to pay a smaller number of officers the highest level of funded cash incentives to ensure that a meaningful reward is provided to the organization's top performers. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year. The Key Manager Incentive Plan paid an aggregate of $354,000 in 2000, which was distributed among 18 persons.

      Long-Term Incentives

         Long-term incentive awards have been made under the 1991 Incentive Plan and the 1996 Incentive Plan. Stock options granted under the plan are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Salary and Benefits Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to Seacoast's long-term growth. No stock options were awarded in 2000.

      Deduction Limit

         At this time, because of its compensation levels, Seacoast does not appear to be at risk of losing deductions under Section 162(m) of the Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, Seacoast has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

      Chief Executive Pay

         The Salary and Benefits Committee formally reviews the compensation paid to the chief executive officers of the Company and the Bank during the first quarter of each year. Final approval of chief executive compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy statement data, including, for example, public information compiled from the SNL Executive Compensation Review and the Wyatt Financial Institution Survey (collectively, the "Survey Data"), the Salary and Benefits Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally-based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the Survey Data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph, below, the groups are not exactly the same. The Salary and Benefits Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

         After reviewing the Survey Data, the salary for Mr. Dennis S. Hudson, III, President and Chief Executive Officer of Seacoast, was increased by $18,000 to $339,600 annually effective January 1, 2001. This adjustment maintained Mr. Hudson's total compensation at the median of the comparative groups. During 2000, earnings growth for Seacoast was impacted by the effects of the rising interest rate environment on net interest margin. Accordingly, Mr. Hudson III's cash incentive award under the Key Manager Incentive Plan was reduced from $125,000 earned in 1999 to $65,000 in 2000.

      Summary

         In summary, the Salary and Benefits Committee believes that Seacoast's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Salary and Benefits Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

         Salary and Benefits Committee:

         Evans Crary, Jr., Chairman
         Stephen E. Bohner
         Jeffrey C. Bruner
         Jeffrey S. Furst
         Dennis S. Hudson, Jr.
         John R. Santarsiero, Jr.


March 14, 2001

Audit Committee Report

         The Audit Committee monitors the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors on June 20, 2000, which is included as Exhibit A to this proxy statement. This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2000 and particularly with regard to the Company's audited consolidated financial statements as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000.

         The Audit Committee is composed of three persons, all of whom currently are "independent directors", as defined by the National Association of Securities Dealers, Inc. ("NASD"). None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates. Late in 2000, the Company determined that Jeffrey Bruner, an outside director, would realize leasehold income from the lease of office space to the Company in excess of the amount permitted under NASD rules for Audit Committee members. As a result, the Board of Directors replaced Mr. Bruner on the Audit Committee and Mr. Bruner did not participate in the preparation of this report or any determination of the outside auditors' independence for purposes of their engagement with the Company for 2001.

         The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company's independent auditors for the coming year.

         The Audit Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during 2000.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for 2000, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee also reviewed with the Company's independent auditors, Arthur Andersen LLP, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Arthur Andersen LLP, its independence from management and the Company, including the written disclosures, letter and other matters required of Arthur Andersen LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2000 by Arthur Andersen LLP that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2000 is compatible with maintaining Arthur Andersen LLP's independence.

         Additionally, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that the Company retain Arthur Andersen LLP as the Company's independent auditors for 2001.

         Audit Committee:

         Christopher E. Fogal, Chairman
         Evans Crary, Jr., Member
         T. Michael Crook, Member

March 14, 2001

         The table below sets forth certain elements of compensation for the Named Executive Officers of Seacoast or the Bank for the periods indicated.

                           Summary Compensation Table


                                                      Annual Compensation       Securities            All

                                                                                Underlying           Other
                                         Year          Salary      Bonus       Options/SARs       Compensation
Name and Principal Position(a)            (b)        ($) (c)    ($) (1) (d)       (#)  (g)        ($) (i)
------------------------------          ------      ---------   -----------      ---------     ------------


Dennis S. Hudson, III                    2000        $329,117      $65,000                --      $34,908  (2)
President & Chief Executive Officer      1999         305,190      125,000                --      197,297
of Seacoast, Chairman and Chief          1998         282,633       38,400            22,000       21,415
Executive Officer of the Bank


Dale M. Hudson                           2000        $221,640           --                --      $29,786  (3)
Chairman of Seacoast                     1999         203,270           --                --       28,744
                                         1998         178,714           --                --       17,077


A. Douglas Gilbert                       2000        $317,653      $70,000                --      $36,237  (4)
Senior Executive Vice President &        1999         303,545      175,000                --      194,407
Chief Operating & Credit Officer of      1998         270,165       60,500            22,000       20,734
Seacoast, President & Chief
Operating & Credit Officer of the
Bank


C. William Curtis, Jr.                   2000        $244,416      $45,000                --      $27,610  (5)
Senior Executive Vice President &        1999         204,272      100,000                --      189,531
Chief Banking Officer of Seacoast        1998         184,086       48,000            22,000       17,084
and the Bank


William R. Hahl                          2000        $189,203      $20,000                --      $22,368  (6)
Executive Vice President & Chief         1999         178,340       45,000                --       76,925
Financial Officer of Seacoast and        1998         168,334       15,000             7,000       16,539
the Bank




(1) Incentive cash compensation paid for results achieved during the applicable fiscal year in accordance with the Key Manager Incentive Plan as well as certain other bonuses related to performance or deemed necessary to attract new management. See "Salary and Benefits Committee Report."
(2) This includes $600 in excess life insurance benefits, $5,971 in employer matching contributions to the Profit Sharing Plan, $5,100 in profit sharing, $3,400 in employer discretionary retirement contributions, $19,297 in employer contributions to the Compensation Deferral Plan and $550 paid by the employer into the Cafeteria Plan.
(3) This includes $7,468 in excess life insurance benefits, $6,961 in employer matching contributions to the Profit Sharing Plan, $5,100 in profit sharing, $3,400 in employer discretionary retirement contributions, $6,307 in employer contributions to the Compensation Deferral Plan and $550 paid by the employer into the Cafeteria Plan.
(4) This includes $2,580 in excess life insurance benefits, $6,015 in employer matching contributions to the Profit Sharing Plan, $5,100 in profit sharing, $3,400 in employer discretionary retirement contributions, $18,592 in employer contributions to the Compensation Deferral Plan and $550 paid by the employer into the Cafeteria Plan.
(5) This includes $3,960 in excess life insurance benefits, $8,517 in employer matching contributions to the Profit Sharing Plan, $5,100 in profit sharing, $3,400 in employer discretionary retirement contributions, $6,083 in employer contributions to the Compensation Deferral Plan and $550 paid by the employer into the Cafeteria Plan.
(6) This includes $1,380 in excess life insurance benefits, $8,917 in employer matching contributions to the Profit Sharing Plan, $5,100 in profit sharing, $3,400 in employer discretionary retirement contributions, $3,021 in employer contributions to the Compensation Deferral Plan and $550 paid by the employer into the Cafeteria Plan.

                         Grants of Options/SARs in 2000

         No stock options or stock appreciation rights ("SARs") were granted in 2000.


                     Aggregated Option/SAR Exercises in 2000
                       and 2000 Year-End Option/SAR Values

         The following table shows stock options exercised by the Named Executive Officers during 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares of Class A Common Stock(1) covered by both exercisable and non-exercisable options as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Class A Common Stock. No SARs were outstanding in 2000.




                                                                   Number of Unexercised     Value of Unexercised
                                                                     Options/SARs at             In-the-Money
                                                                        FY-End(#)              Options/SARs at
                                       Shares (1)                     Exercisable(E)/             FY-End($)
                                        Acquired       Value         Unexercisable (U)         Exercisable(E)/
Name                                  on Exercise     Realized                                Unexercisable (U)

Dennis S. Hudson, III                      --            --             60,700  (E)             $298,325  (E)
                                                                         2,000  (U)               $2,000  (U)


Dale M. Hudson                             --            --                 --  (E)                   --  (E)
                                                                            --  (U)                   --  (U)


A. Douglas Gilbert                         --            --             37,688  (E)              $84,268  (E)
                                                                         2,000  (U)               $2,000  (U)


C. William Curtis, Jr.                     --            --             31,826  (E)              $31,674  (E)
                                                                         2,000  (U)               $2,000  (U)


William R. Hahl                            --            --             26,992  (E)             $132,548  (E)
                                                                         1,333  (U)               $1,333  (U)



(1) All exercised and outstanding shares are Class A Common Stock. There are no options involving Class B Common Stock.


                               Profit Sharing Plan

         Seacoast sponsors a Retirement Savings Plan for Employees of the First National Bank & Trust Company of the Treasure Coast (the "Profit Sharing Plan"). The Profit Sharing Plan has various features, including employer matching contribution for salary deferrals of up to 4% of the employee's compensation for each calendar quarter. The Company matches 100% of any Elective Profit Sharing Contribution that is deferred into the Profit Sharing Plan. In addition, the Profit Sharing Plan has a Code Section 401(k) feature that allows employees to make voluntary "salary savings contributions" ranging from 1% to 18% of compensation (as defined by the Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees with "voluntary contributions" of up to 10% of compensation (as defined in the Profit Sharing Plan for each plan year), subject to certain statutory limitations.

         A retirement contribution is made on an annual discretionary basis by the Company of up to 2% of "retirement eligible compensation," as defined in the Profit Sharing Plan. At the end of each plan year, the Company's Board of Directors decides whether to make a profit sharing contribution for the plan year. If it decides to make such a contribution, the contribution is allocated among eligible employees based on each employee's "eligible compensation" as defined in the Profit Sharing Plan. At least 50% of this contribution (the "Non-Elective Profit Sharing Contribution") is contributed to the employee's Profit Sharing account. The balance (the "Elective Profit Sharing Contribution") may be deferred into the Profit Sharing Plan or taken in cash by the employee, at the employee's election.


                      Executive Deferred Compensation Plan

         In 2000 the Bank established an Executive Deferred Compensation Plan (the "Compensation Deferral Plan") designed to permit a select group of management or highly compensated employees, including the Named Executive Officers, to elect to defer a portion of their compensation until their termination of employment with the Company and to receive matching and other Company contributions which they are restricted from receiving under the Company's Profit Sharing Plan because of legal limitations.


                                Performance Graph

         The following line-graph compares the cumulative, total return on Seacoast's Class A Common Stock from December 31, 1995 to December 31, 2000, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market) and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.


                          1995    1996     1997     1998     1999     2000
Seacoast                  100    122.53   185.30   140.90   147.01   141.54
NASDAQ Stock Index        100    123.00   150.20   210.43   391.28   238.17
NASDAQ Bank Stocks        100    128.97   214.01   192.27   181.27   212.45

Employment and Severance Agreements

         The Bank entered into an executive employment agreement with A. Douglas Gilbert on March 22, 1991. Similar agreements were entered into with Dennis S. Hudson, III on January 18, 1994, and with C. William Curtis, Jr. on July 31, 1995. Each such agreement has a three-year term and provides for automatic renewal on an annual basis at the end of that term; provided neither the employee nor the Bank gives written notice electing not to renew such agreement not less than 90 days prior to the end of the agreement's then current term. Each such agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

         These employment agreements also provide for a base salary, hospitalization, insurance, long term disability and life insurance in accordance with the Bank's insurance plans for senior management, and reasonable club dues. Each executive subject to these contracts may also receive other compensation including bonuses, and the executives will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. The agreements provide for termination of the employee for cause, including willful and continued failure to perform the assigned duties, crimes, breach of the Bank's Code of Ethics, and also upon death or permanent disability of the executive. Each agreement contains a Change in Control provision which provides that certain events, including the acquisition of the Bank or the Company in a merger, consolidation or similar transaction, the acquisition of 51% or more of the voting power of any one or all classes of Common Stock, the sale of all or substantially all of the assets, and certain other changes in share ownership, will constitute a "change in control" which would allow the executive to terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive in the event of a change in duties and powers, customarily associated with the office designated in such contract. Upon any such termination following a change in control, the executive's base salary, hospitalization and other health benefits will continue for two years.


                    SALARY AND BENEFITS COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Messrs. Crary (Chairman), Bohner, Bruner, Furst, Dennis S. Hudson, Jr. and Santarsiero are the members of the Salary and Benefits Committee, none of whom was an officer or employee of Seacoast or its subsidiaries in 2000. Mr. Hudson served as Chairman of the Board of Seacoast from 1990 until June 1998; he served as Chief Executive Officer of Seacoast from 1983 until 1992 and President of Seacoast from 1983 until 1990. See "PROPOSAL ONE - Election of Directors".

         Jeffrey C. Bruner, a director of Seacoast and the Bank, is a controlling shareholder of Mayfair Investments, which leases to the Bank 20,000 square feet of space adjacent to the First National Center in Stuart, Florida pursuant to a lease agreement which expires in May 2002. At the end of the lease term, the Bank has an option to extend the lease for a period of five years. The Bank paid rent of $255,145 on this property in 2000. Seacoast believes the terms of this lease are commercially reasonable and comparable to rental terms for similar property in Stuart.

         Evans Crary, Jr., a director of Seacoast and the Bank, and Chairman of the Bank's Executive Committee and the Company's Salary and Benefits Committee, is a retired member of Crary, Buchanan, Bowdish, Bovie, Beres, Negron & Thomas, Chartered ("Crary-Buchanan"), a law firm in Stuart, Florida. Crary-Buchanan performed various legal services for Seacoast and the Bank during the fiscal year ended December 31, 2000.

                 CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

         Several of Seacoast's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2000, was approximately $5,041,636, which represented approximately 5.98% of Seacoast's consolidated shareholders' equity on that date.

         For information concerning specific transactions and business relationships between Seacoast or the Bank and certain of its directors or executive officers, see "Salary and Benefits Committee Interlocks and Insider Participation."

                             PRINCIPAL SHAREHOLDERS

         As of March 7, 2001, the only shareholders known to Seacoast to be the beneficial owners, as defined by Securities and Exchange Commission rules, of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, were the following, for whom beneficial ownership information is set forth in the following table.


                                                    Number and Percent of            Number and Percent of
                                                    Class A Common Stock              Class B Common Stock
                                                     Beneficially Owned                Beneficially Owned



     Name and Address of Beneficial Owner                Number       %                   Number       %
     ------------------------------------                ------       -                   ------       -


Dale M. Hudson (1) (2)                                  360,707     8.29                 144,608     40.31
    192 S.E. Harbor Point Drive
    Stuart, FL  34996

Dennis S. Hudson, Jr. (1) (3)                           293,531     6.75                 120,632     33.63
    157 S. River Road
    Stuart, FL  34996

Dennis S. Hudson, III (1) (3)                           289,510     6.66                 128,810     35.91
    2341 NW Bay Colony Court
    Stuart, FL  34994

Mary T. Hudson (1) (2)                                  360,707     8.29                 144,608     40.31
    192 S.E. Harbor Point Drive                             (4)                              (5)
    Stuart, FL  34996

Anne P. Hudson (1) (3)                                  293,531     6.75                 120,632     33.63
    157 S. River Road                                       (6)
    Stuart, FL  34996

Wellington Management Company, LLP (7)                  326,000     7.41                      --      --
    75 State Street
    Boston, MA  02109

John Hancock Advisors, Inc. (8)                         222,300     5.10                      --      --
    101 Huntington Avenue
    Boston, MA  02199



(1) Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Anne P. Hudson is the wife of Dennis S. Hudson, Jr. Mary T. Hudson is the wife of Dale M. Hudson. Dennis S. Hudson, III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. See the table under "Proposal One -Election of Directors" for further information on their beneficial ownership.
(2) Dale M. Hudson and his wife, Mary T. Hudson, are the general partners of Monroe Partners, their family limited partnership, which as of March 7, 2001 owned 210,000 shares of Company Class A Common Stock and 15,000 shares of Company Class B Common Stock. Dale M. and Mary T. Hudson plan to transfer certain of their remaining shares of Company Class A and Class B Common Stock to Monroe Partners. Each of Dale M. Hudson and Mary T. Hudson, as general partners, may be deemed to share voting and investment power with the other general partner and each of them disclaims beneficial ownership with respect to such shares except to the extent of their respective partnership interests. See "Proposal One
         - Election of Directors" for further information regarding their beneficial ownership.
(3) Dennis S. Hudson, Jr. and his wife, Anne P. Hudson, together with their son, Dennis S. Hudson, III, are the general partners of Sherwood Partners, their family limited partnership, which as of March 7, 2001 owned 219,301 shares of Company Class A Common Stock and 120,632 shares of Company Class B Common Stock. Mr. and Mrs. Dennis Hudson, Jr. are also limited partners of Sherwood Partners and have transferred certain of their limited partnership interests into trusts for the benefit of their family members and plan to make additional transfers from time to time. As of this date, none of the trust beneficiaries, other than Mr. and Mrs. Dennis Hudson, Jr., have present interests in the trusts. Each of Dennis S. Hudson, Jr., Anne P. Hudson and Dennis S. Hudson, III, as general partners, may be deemed to share voting and investment power with the other general partners and each of them dis-claims beneficial ownership with respect to such shares except to the extent described in the table under "Proposal One - Election of Directors", which contains further information regarding their beneficial ownership.
(4) Includes 41,297 shares held jointly with Mrs. Hudson's husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power. Also includes 81,175 shares held by Mrs. Hudson's husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(5) Includes 20,649 shares held jointly with Mrs. Hudson's husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power. Also includes 104,999 shares held by Mrs. Hudson's husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(6) Includes 26,813 shares held by Mrs. Hudson's husband, as to which shares Mrs. Hudson may be deemed to share voting and investment power and as to which Mrs. Hudson disclaims beneficial ownership.
(7) Wellington Management Company, LLP ("Wellington Management") is the parent company of Wellington Trust Company, NA ("Wellington Trust"), a wholly-owned subsidiary and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Wellington Trust is an investment adviser and the securities reported are beneficially owned of record by its clients. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. Of the shares beneficially owned, Wellington Management reports it has shared voting power as to 267,300 shares and shared dispositive power as to 326,000 shares. The information regarding Wellington Management, including the number and percent of Class A Common Stock beneficially owned, is based solely upon a Schedule 13G dated February 14, 2001 and filed by Wellington Management with respect to Class A Common Stock beneficially owned as of December 31, 2000.
(8) John Hancock Advisors, Inc. ("JHA") is the direct, wholly-owned subsidiary of The Berkeley Financial Group, Inc. ("TBFG"), which is a direct, wholly-owned subsidiary of John Hancock Subsidiaries, Inc. ("JHSI"), which is a direct, wholly-owned subsidiary of John Hancock Life Insurance Company ("JHLIC"), which is a direct, wholly-owned subsidiary of John Hancock Financial Services, Inc. ("JHF"). JHA has direct beneficial ownership of 222,300 shares of Common Stock, as to which it has sole voting and dispositive power under certain advisory agreements. Through their parent-subsidiary relationship with JHA, JHF, JHLIC, JHSI and TBFG have indirect, beneficial ownership of these same shares. Of the shares beneficially owned, 169,800 shares are held by the John Hancock Regional Bank Fund, an open-end diversified management company registered under Section 8 of the Investment Company Act; 52,500 shares are held by the Southern Thrift and Bank Fund, Inc., a closed-end diversified management company registered under Section 8 of the Investment Company Act; and 3,800 shares are held by Partner Reinsurance Company, Ltd., a managed account registered under Section 8 of the Investment Company Act. The information regarding JHF, including the number and percent of Class A Common Stock beneficially owned, is based solely upon a Schedule 13G dated February 12, 2001 and filed by JHF with respect to Class A Common Stock beneficially owned as of December 31, 2000.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP, independent certified public accountants, as independent auditors for Seacoast and its subsidiaries for the current fiscal year ending December 31, 2001, subject to ratification by the shareholders. Arthur Andersen LLP has served as independent auditors for Seacoast and its subsidiaries since August 20, 1991. Arthur Andersen LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

         During the Company's 2000 fiscal year, Arthur Andersen LLP consulted with Seacoast on various matters and provided professional services for the Company for fees and expenses as follows:


Audit and Review Fees                                                  $175,000

Financial Information Systems Design and Implementation                       0

All Other Fees                                                          $55,000
                                                                        -------

                                                                       $230,000

         A representative of Arthur Andersen LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of Arthur Andersen LLP is also expected to respond to appropriate questions from shareholders.

         All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of Arthur Andersen LLP for the fiscal year ending December 31, 2001.

         The affirmative vote of the holders of shares of Common Stock representing a majority of the votes represented at the Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen LLP as independent auditors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.


                             SECTION 16(a) REPORTING

         The Company is required to identify each director or officer who failed to file timely with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's securities. Mr. Christopher Fogal, a director with the Company, failed to report on a timely basis his sale of 1,000 shares of Seacoast Class A Stock at the then market price of $25.00 per share on April 14, 2000, and his sale of 1,000 shares of Seacoast Class A Stock at the then market price of $25.125 per share on April 18, 2000. These transactions were subsequently reported on a Form 4 filed on June 5, 2000. Based on material provided to the Company, the Company believes that all other such filing requirements with respect to the Company's fiscal year ended December 31, 2000 were satisfied.


                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Proposals of shareholders of Seacoast intended to be presented at the 2002 Annual Meeting of Shareholders must be received by Seacoast at its principal executive offices on or before November 16, 2001, in order to be included in Seacoast's Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.


                                  OTHER MATTERS

         Management of Seacoast does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.


                                OTHER INFORMATION

Proxy Solicitation Costs

         The cost of soliciting Proxies for the Meeting will be paid by Seacoast. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials and 2000 Annual Reports to Shareholders needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials and 2000 Annual Reports to such persons.

Annual Report on Form 10-K

         Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to Seacoast Banking Corporation of Florida, P.O. Box 9012, Stuart, Florida 34995, Attention: Dennis S. Hudson III, President & Chief Executive Officer.

                            By Order of the Board of Directors,

                            /s/ Dennis S. Hudson, III

                            DENNIS S. HUDSON, III
                            President & Chief Executive Officer

March 14, 2001

                                    EXHIBIT A
                             AUDIT COMMITTEE CHARTER

                     SEACOAST BANKING CORPORATION OF FLORIDA
                                       AND
           FIRST NATIONAL BANK AND TRUST COMPANY OF THE TREASURE COAST

                             AUDIT COMMITTEE CHARTER
                     SEACOAST BANKING CORPORATION OF FLORIDA
                                       AND
           FIRST NATIONAL BANK AND TRUST COMPANY OF THE TREASURE COAST


I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors of Seacoast Banking Corporation of Florida (the "Company") to assist the Board and the Board of Directors of First National Bank and Trust Company of the Treasure Coast (the "Bank") in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     * Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

     * Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     * Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee shall serve both the Company and the Bank.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. or Nasdaq, Inc., as applicable. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management the Company's quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61").

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. As part of this, the Committee shall discuss the written disclosures, letter, and other matters required of the outside auditors by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     8.       Review  the  independent   auditors  audit  plan--discuss   scope,
              staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     12. Review the appointment, performance, and replacement of the General Auditor.

     13. Review significant reports prepared by the internal audit depart-ment together with management's response and follow-up to these reports.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. As stated in The New York Stock Exchange, Inc.'s Guiding Principles for Audit Committee Best Practices:

                      "In its oversight capacity, the audit committee is neither intended nor equipped to guarantee with certainty to the full board and shareholders the accuracy of a company's financial statements and accounting practices. Proper financial reporting, accounting and audit functions are collaborative efforts conducted by full-time professionals dedicated to these purposes."

     This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and codes of conduct established by the Company. Further, the Committee may rely upon the reports of legal counsel, accountants and other experts, as well as members of the Company's management.

     This Charter is not intended to, and shall not, alter the of conduct set forth in the Florida Business Corporation Act for directors, including those directors who serve as Committee members. Members of the Committee shall have the benefits of all safe harbors and protections from liabilities provided by the Authorities, or otherwise with respect to their service on the Committee.

Further, nothing herein is intended to or shall limit the responsibilities, duties and liabilities of the independent auditors to the Company, the Board and the Committee.